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                             AMENDMENT NO. 8 TO THE

                            PARTICIPATION AGREEMENT

                                    BETWEEN

                       FIDELITY DISTRIBUTORS CORPORATION,
                        HARTFORD LIFE INSURANCE COMPANY,

                                      AND

                 HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.

This Amendment, entered into as of September 23, 2015, amends the Participation Agreement ("Agreement") dated as of January 7, 1994 between Hartford Life Insurance Company ("Company") acting through its Administrator and attorney-in-fact, Massachusetts Mutual Life Insurance Company (MassMutual), Hartford Securities Distribution Company, Inc. ("Distributor"), and Fidelity Distributors Corporation ("Underwriter").

WHEREAS, the parties desire to amend the Agreement in order to add additional provisions to the Agreement;

NOW THEREFORE, the undersigned parties hereby agree as follows:

     1. The following new Section 10.9 is hereby added after Section 10.8 to the Agreement:

          "10.9 All persons dealing with any Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders of any Fund assume any personal liability for obligations entered into or on behalf of the Fund."

     2. The following new Section 10.10 is hereby added after Section 10.9 to the Agreement:

          "10.10 In the event of a conflict between the terms of Article I of the Agreement and the prospectus for any Fund set forth on Schedule A hereto (as amended from time to time), the terms of the prospectus for the applicable Fund shall govern."

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.


FIDELITY DISTRIBUTORS CORPORATION        HARTFORD LIFE INSURANCE COMPANY
                                         BY: MASSACHUSETTS MUTUAL
                                         LIFE INSURANCE COMPANY
                                         Its Administrator


By:    /s/ Robert Bachman                By:    /s/ Brian Haendiges
       -------------------------------          -------------------------------
Name:  Robert Bachman                    Name:  Brian Haendiges
Title: EVP                               Title: Senior Vice President
Date:  10/09/15                          Date:  9/24/15


HARTFORD SECURITIES DISTRIBUTION
COMPANY, INC.

By:    /s/ Chris Dagnault
       ------------------------------
Name:  Chris Dagnault
Title: AVP
Date:  9-30-15